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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Theravance Biopharma, Inc., Theravance Biopharma Antibiotics, Inc., Theravance Biopharma Cayman Holdings, Inc., Theravance Biopharma Ireland Limited, Theravance Biopharma R&D, Inc., Theravance Biopharma UK Limited, and Theravance Biopharma US, Inc. for the registration of up to $250,000,0000 of debt securities, guarantees, ordinary shares and warrants and the related sales prospectus of Theravance Biopharma, Inc. for the registration of up to $50,000,000 of ordinary shares and to the incorporation by reference therein of our report dated March 13, 2015, with respect to the consolidated financial statements of Theravance Biopharma, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Jose, California
June 24, 2015

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm